UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2017

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2017, Xcel Brands, Inc. (the “Company”) entered into a two-year consulting agreement (the “Consulting Agreement”) with Jones Texas, Inc. (“JTI”), a company wholly-owned by Edward Jones, III, a director of the Company, pursuant to which JTI shall cause Mr. Jones to provide consulting services in connection with the Company’s quick-response fashion program, assisting the Company with sourcing suppliers for its women’s apparel and establishing and managing a men’s quick-time response platform.

Pursuant to the Consulting Agreement, the Company shall (i) issue to JTI an aggregate of 78,334 shares of its common stock, vesting as to 39,167 shares on the date of the Consulting Agreement and 39,167 of the shares on January 30, 2018 and (ii) pay to JTI an aggregate cash consulting fee of $300,000 payable $75,000 on each of January 31, April 30, July 31 and October 31, 2017; provided however, that (i) up to 25,000 shares of common stock shall be subject to forfeiture if the Company’s business with suppliers of women’s apparel is materially diminished and (ii) up to $150,000 of the cash consulting fee is subject to forfeiture in the event a contemplated project for which JTI will be performing services is not completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: February 3, 2017

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